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EXHIBIT 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements
No. 33-91904 and No. 333-24765 of Beazer Homes USA, Inc. ("Beazer Homes") on Form S-8 of our report dated November 3, 1999 appearing in Beazer Homes' 1999 Annual Report to Shareholders and incorporated by reference in this Annual Report on Form 10-K of Beazer Homes for the year ended September 30, 1999.

/s/ DELOITTE & TOUCHE LLP

Atlanta, Georgia
December 23, 1999